Exhibit 99.1


For Immediate Release                 For additional information contact:
                                      Stan Altschuler at SGI at
                                      1-212-838-1444    or
                                      J.W. Roth, AspenBio, Inc. (303) 638-7048


        AspenBio, Inc. Announces Closing on $1,287,500 Private Placement

Castle Rock, CO, August 19, 2004/PR News - AspenBio, Inc. (OTCBB: APNB) announced today that it has had a second closing of $1,287,500 under a private placement of unregistered Units (consisting of 20,000 common shares and 20,000 warrants exercisable for three years at $1.50/ share for $17,500 per Unit) through its placement agent. The purpose of the private placement is to raise funds for working capital, new product development and general corporate purposes.

Neither the Units, nor the shares of Common Stock underlying the Units or the warrants included in the Units, are registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy in any jurisdiction.



This news release includes "forward looking statements" of AspenBio, Inc. ("APNB") as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APNB believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APNB believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APNB. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including development of new products, obtaining additional funding, adverse changes in market conditions, fluctuations in sales volumes, and problems in collecting receivables. Furthermore, APNB does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APNB's recent filings with the SEC.